UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2014

OCWEN FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Sixth Floor
Atlanta, Georgia 30319
(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On August 12, 2014, the Board of Directors and the Audit Committee of the Board of Directors (“Audit Committee”) of Ocwen Financial Corporation (the “Company”), after consultation with Deloitte & Touche LLP (“Deloitte & Touche”), the Company’s independent registered public accounting firm, determined that the Company’s financial statements for the fiscal year ended December 31, 2013 and the quarter ended March 31, 2014 can no longer be relied upon as being in compliance with generally accepted accounting principles (“GAAP”). Accordingly, the Company will restate such financial statements. Similarly, related press releases, Deloitte & Touche’s reports on the financial statements, including the effectiveness of internal control over financial reporting, and shareholder communications describing the Company’s financial statements for these periods should no longer be relied upon. The decisions of the Board of Directors and Audit Committee to restate these financial statements follows a recommendation by management.

At the current time, based on preliminary evaluations, the anticipated impact of the adjustments are expected to result in an increase in pre-tax income for the year ended December 31, 2013 of approximately $17 million and a reduction in pre-tax income in the first quarter of 2014 by a corresponding amount.  There are no changes to the net cash payments made or to be made in connection with the Financing Liability – MSRs Pledged as a result of these adjustments.    At the current time, based on preliminary evaluations, we do not anticipate any impact on our results of operations, financial condition or stockholder’s equity as of or for the three months ended June 30, 2014, as reported in our Second Quarter Earnings Release on July 31, 2014.

The changes we are contemplating principally relate to the valuation methodology of our Financing Liability – MSRs Pledged in connection with certain rights to receive servicing fees, excluding ancillary income, with respect to certain mortgage servicing rights (“Rights to MSRs”), a Level 3 asset, sold to a third party, Home Loan Servicing Solutions, Ltd. (“HLSS”). At March 31, 2014, the Financing Liability – MSRs Pledged, the valuation of which is the cause of the restatement, had a reported carrying value of $634.4 million, or approximately 10% of total liabilities.  We have not had any additional sales of Rights to MSRs in 2014.  See Note 5 – Fair Value to the Consolidated Financial Statements on the Company’s Form 10-K for the fiscal year ended December 31, 2013.

While it is possible that the Company may determine in the course of its review that other adjustments are necessary to our financial statements, the Company is not currently aware of any such other possible material adjustments.

Following the release of our earnings for the Second Quarter of 2014, and in consultation with Deloitte & Touche LLP, we determined to adopt the changes which are driven by a re-examination of an accounting convention first adopted in 2012 with the completion of the first Rights to MSR’s sale transaction to HLSS. The accounting convention applied a narrow (5%) range to valuations obtained from a third-party valuation expert in determining the carrying value of our Financial Liability - Pledged MSRs related to our sales of Rights to MSR’s. Effective as of June 30, 2014, the Company has stopped using a range.

Based on our preliminary evaluation, the Company intends to amend its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as appropriate, on or prior to August 18, 2014.  The Company anticipates  it will determine that a material weakness existed in the relevant time periods in the adequacy of our controls relating to how we monitor and implement the impact of applicable accounting conventions.   Should the Company make such a determination, it will amend any disclosures pertaining to its evaluation of such controls and procedures as appropriate in connection with the amended filings.

Special Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Forward-looking statements and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially.

Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the following: the timing and nature of the final resolution of the accounting issues discussed in this Current Report on Form 8-K; any delay in the filing of required periodic reports with the Securities and Exchange Commission, or SEC; the timing and results of the review of the effectiveness of internal control over financial reporting (and related internal controls) and disclosure controls and procedures; whether the review is expanded to additional matters beyond internal controls and disclosure controls and procedures of the matters currently under consideration; changes in the estimates and adjustments in this Current Report on Form 8-K due to ongoing review of the Company’s annual and quarterly financial statements; whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally; adverse effects on the Company’s business as a result of the restatement process or the review of the effectiveness of internal control over financial reporting and disclosure controls and procedures or the reactions to such event by customers or suppliers, or increased regulatory, media or financial reporting issues and practices, rumors or otherwise; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; and volatility of the Company’s stock price. In addition, please refer to the risk factors contained in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2013 and its quarterly report on Form 10-Q for the quarter ended March 31, 2014. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Ocwen’s forward-looking statements speak only as of the date they are made and, except for our ongoing obligations under the U.S. federal securities laws, we undertake no obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise. Ocwen may post information that is important to investors on its website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: August 12, 2014	By:	/s/ Michael R. Bourque
Michael R. Bourque
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)